          As filed with the Securities and Exchange Commission on  June 19, 2000
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        ______________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        ______________________________

                               KeraVision, Inc.
            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                            77-0328942
(State or Other Jurisdiction                                (IRS Employer
   of Incorporation or                                  Identification Number)
      Organization)

                        ______________________________
                              48630 Milmont Drive
                          Fremont, California  94538
          (Address of Principal Executive Offices including Zip Code)

                        ______________________________
               KeraVision, Inc. 1997 Employee Stock Option Plan
                           (Full Titles of the Plan)
                        ______________________________

                               Thomas M. Loarie
                        Chairman, President and Chief
                               Executive Officer
                               KeraVision, Inc.
                              48630 Milmont Drive
                           Fremont, California 94538
                                (510) 353-3000
                        ______________________________
         (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                        ______________________________

-----------------------------------------------------------------------------------------------------------
                                     CALCULATION OF REGISTRATION  FEE
-----------------------------------------------------------------------------------------------------------
                                                                       Proposed    Proposed
                      Title Of                            Amount       Maximum      Maximum     Amount Of
                  Securities To Be                        To Be        Offering    Aggregate   Registration
                     Registered                       Registered (1)  Price Per    Offering        Fee
                                                                      Share (2)    Price (2)
-----------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share (3) (4)           800,000      $5.855     $4,684,000    $1,236.58
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.

(2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share for 186,590 shares subject to options previously granted at $ 9.280 per share and (ii) pursuant to Rule 457(c) for the remaining 613,410 shares available for future grants based on the average high and low prices for the Registrant's Common Stock at $4.813 as reported on the Nasdaq National Market on June 15, 2000.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Preferred Shares Rights Agreement, will include a Preferred Share Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

(4) The KeraVision, Inc. 1997 Employee Stock Option Plan ("Employee Stock Plan") authorizes the issuance of a maximum of 1,100,000 shares of which 800,000 of the authorized shares are being registered hereunder.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the Stock Plan and the Director Stock Plan are exercised.
================================================================================

                                    PART I

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                    PART II

On April 24, 1998, KeraVision, Inc. filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-50983) relating to 300,000 shares of Common Stock to be offered and sold under the plan set forth on the cover page of this Registration Statement. Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.  Exhibits
         --------

     See Index to Exhibits on page 4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on June 19, 2000.

                              KERAVISION, INC.



                              By:    /s/ Thomas M. Loarie
                                    ---------------------
                                    Thomas M. Loarie, Chairman, President and
                                    Chief Executive Officer
                                    (Principal Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas M. Loarie and Mark Fischer-Colbrie, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                               Title                                        Date
---------                               -----                                        ----
/s/ Thomas M. Loarie                    Chairman, President and Chief                June 19, 2000
---------------------------------       Executive Officer (Principal
Thomas M. Loarie                        Executive Officer)

 /s/ Mark Fischer-Colbrie               Vice President, Finance and                  June 19, 2000
---------------------------------       Administration, Chief Financial
Mark Fischer-Colbrie                    Officer and Assistant Secretary
                                        (Principal Financial and Accounting
                                        Officer)

_________________________________       Director
Lawrence A. Lehmkuhl

 /s/ Kshitij Mohan                      Director                                     June 19, 2000
---------------------------------
Kshitij Mohan

 /s/ A M. Pappas                        Director                                     June 19, 2000
---------------------------------
Arthur M. Pappas

 /s/ Peter L. Wilson                    Director                                     June 19, 2000
---------------------------------
Peter L. Wilson

                               INDEX TO EXHIBITS

EXHIBIT
-------

4.1 Preferred Shares Rights Agreement, dated as of August 18, 1997, between Registrant and Bank Boston, N.A. (Filed as Exhibit 4.1 to Registrant's registration statement on Form 8-A, filed with the SEC on August 25, 1997 and incorporated by reference herein)

4.2*          KeraVision, Inc. 1997 Employee Stock Option Plan

5.1           Opinion of Latham & Watkins

23.1          Consent of Ernst & Young LLP, Independent Auditors

23.2          Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)

___________
* Incorporated herein by reference to the Company's Annual Report on form 10-K for the year ended December 31, 1997, and filed with the SEC on March 30, 1998.